UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Old Whitfield Street Guilford, Connecticut	06437
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 458-7100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2022, Matthew Dyer, Ph.D. delivered his resignation as Quantum-Si Incorporated’s (the “Company”) Chief Business Officer, effective as of June 15, 2022 (the “Effective Date”). In connection with Dr. Dyer’s termination of employment, the Company and Dr. Dyer entered into a separation agreement (the “Separation Agreement”), dated as of June 10, 2022, which provides, among other things, that (i) the Company will pay Dr. Dyer severance pay equal to $300,000, or nine months of his current annual base salary, payable on the Company’s first regularly scheduled payroll date following the Effective Date; and (ii) for the period of July 1, 2022 through March 31, 2023, the Company will pay the costs of Dr. Dyer’s COBRA health insurance if he enrolls in COBRA coverage; provided that Dr. Dyer does not revoke the Separation Agreement on or before June 17, 2022. The Separation Agreement also includes other customary provisions.

A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description is subject in all respects to the actual terms of the Separation Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated as of June 10, 2022, by and between Quantum-Si Incorporated and Matthew Dyer, Ph.D.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

	By:	/s/ Claudia Drayton
Name: Claudia Drayton
Title: Chief Financial Officer
Date: June 10, 2022

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